FIRST AMENDMENT OF
2009 EQUITY INCENTIVE PLAN
OF TECH DATA CORPORATION

Section 14(a) of the 2009 Equity Incentive Plan of Tech Data Corporation is hereby replaced in its entirety with the following, effective as of March 15, 2016:
(a) EFFECT ON AWARDS. In the event of a Change in Control (as defined below) of the Company, except as provided in an applicable Award Agreement or as the Board comprised of a majority of continuing Directors may expressly provide otherwise, and notwithstanding any other provision of the Plan to the contrary: (i) all Stock Options then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock and Restricted Stock Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and (iii) all Performance Awards and Awards shall be deemed to have been fully earned, at the maximum amount of the award opportunity specified in the Award Agreement, as of the date of the Change in Control.